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                                                                     EXHIBIT 5.1

                                                                   March 2, 2000



IFCO Systems N.V.
Rivierstaete
Amsteldijk 166
1079 LH  AMSTERDAM
The Netherlands



Ladies and Gentlemen:

We have acted as legal counsel in the Netherlands to IFCO Systems N.V., a Netherlands company (the "Company"), in connection with the filing by the Company under the Securities Act of 1933, as amended, of a registration statement on Form F-1, as amended the date hereof (the "Registration Statement") with the United States Securities and Exchange Commission. Pursuant to the Registration Statement, 13,000,000 ordinary shares of the Company (the "Offer Shares") will be sold to the public in the framework of an initial public offering by the Company. The offering of the ordinary shares will be made pursuant to an Underwriting Agreement among the Company, Lehman Brothers International for itself and as representative of the several Managers named in
Schedule 1 thereof to be dated March 3, 2000 (the "Underwriting Agreement").

In rendering this opinion we have examined and relied upon the following documents:

(1)  a draft of the Underwriting Agreement filed with the Registration
     Statement;

(2)  the Registration Statement;

(3) an excerpt dated the date hereof of the registration of the Company in the Trade Register of the Chamber of Commerce of Amsterdam, The Netherlands (the "Excerpt");

(4) a copy of the Deed of Incorporation of the Company (the "Deed of Incorporation"), executed on March 31, 1999 which includes the articles of association (statuten) of the Company in force on the date hereof (the "Articles");

(5) the proposed amendment of the Articles as included in a draft dated February 22, 2000;
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(6)  a company certificate of even date hereof attached hereto as Annex 1 (the
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     "Company Certificate");

and such other documents and such treaties, laws, rules, regulations, and the like, as we have deemed necessary as a basis for the opinions hereinafter expressed.

We have assumed:

(i)   the genuineness of all signatures;

(ii) the authenticity of all the agreements, certificates, and other documents submitted to us as originals;

(iii) the conformity to the originals of all documents submitted to us as copies;

(iv) that the document referred to under (1) above will be duly and validly signed and executed by all parties thereto prior to the issuance of the Offer Shares, substantially in the form as examined by us as draft;

(v) that a ministerial declaration of non-objection will be received with respect to the document referred to under (5) above and that such document will be duly and validly executed through a notarial deed prior to the issuance of the Offer Shares, substantially in the form as examined by us as draft;

(vi) that the resolution to issue the Offer Shares shall have been validly passed prior to the issuance of the Offer Shares; and

(vii) that the contents of the Excerpt and the Company Certificate are true and complete as of the date hereof.

Based on the foregoing and subject to any factual matters or documents not disclosed to us in the course of our investigation, and subject to the qualifications and limitations stated hereafter, we are of the opinion that:

A.   The Company has been duly incorporated and is validly existing as a

     "naamloze vennootschap" (company with limited liability) under the laws of
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     The Netherlands.

B. The Offer Shares, to be sold as contemplated in the Registration Statement, when duly issued and delivered in accordance with the provisions of the Underwriting Agreement, against payment therefor as provided in the

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     Underwriting Agreement, will be duly and validly issued, fully paid and non-assessable.

We express no opinion on any law other than the law of The Netherlands as it currently stands and has been interpreted in published case law of the courts of The Netherlands as per the date hereof. We express no opinion on any laws of the European Communities (insofar as not implemented in The Netherlands in statutes or other regulations of general application).

This opinion is strictly limited to the matters stated herein and may not be read as extending by implication to any matters not specifically referred to. Nothing in this opinion should be taken as expressing an opinion in respect of any representations or warranties, or other information, or any other document examined in connection with this opinion except as expressly confirmed herein.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" contained in the prospectus which is included in the Registration Statement.

Yours sincerely,

/s/ Stibbe Simont Monahan Duhot P.C.

Stibbe Simont Monahan Duhot P.C.

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